Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120561, 333-161376, 333-177890, and 333-98325, on Form S-8 of our reports dated March 15, 2013, relating to the financial statements and financial statement schedule of Communications Systems, Inc., and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this annual report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

March 15, 2013
Minneapolis, Minnesota

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